Exhibit 99.1

Ebix And Yatra Online, Remain committed to CreaTing INDIA’s LEADING Travel SERVICES Platform

GURUGRAM & NOIDA, India, ATLANTA and NEW YORK- September 23, 2019 - Ebix, Inc. (NASDAQ: EBIX) and Yatra Online, Inc. (NASDAQ: YTRA) today stated that they continue to work diligently towards consummating the merger announced on July 16, 2019 and continue to work together on preparing and filing a proxy statement and Form S-4 with the U.S. Securities and Exchange Commission (“SEC”) in relation with the merger.

As previously announced on July 16, 2019, following the completion of the transaction, Yatra will become part of Ebix’s EbixCash travel portfolio alongside Via and Mercury and will continue to serve customers under the Yatra brand. The transaction will create India’s largest and most profitable travel services company, and a leading online travel platform poised to capture significant international growth opportunities.

Strategic and Financial Benefits of the Transaction:

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Accelerates Growth Potential as a Premier International Travel Services Provider. Under Ebix’s leading travel platform, the combined company will leverage Yatra’s large and loyal existing customer base, comprehensive service offering and multi-channel platform to take advantage of the dynamic and growing multibillion-dollar opportunity in India. The combined company will have an international footprint with more than 11,000 employees and a travel expanse spanning GCC, ASEAN and Asia Pacific countries. The transaction also provides the necessary scale to extend its travel business to North America, Latin America and Europe. Together, Ebix and Yatra will be a comprehensive global platform with “on-the-ground” presence in major markets worldwide.

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Creates World’s Leading End-to-End Enterprise Financial and Insurance Services Provider. Given the highly complementary nature of each company’s travel platform, the combined entity will create India’s largest end-to-end travel industry provider, offering distribution, travel insurance, forex, MICE, Visa, and travel technology services. Combining Yatra’s loyal customer base, comprehensive service offering and multi-channel platform with Ebix’s complementary Via and Mercury businesses, creates a leading online travel platform that will capture cross selling growth opportunities across the EbixCash portfolio of products an customers, while delivering enhanced value to shareholders.

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Delivers Short and Long-Term Financial Benefits. The transaction is expected to be 40 to 75 cents accretive to Ebix’s non-GAAP earnings per share within a period of 6 to 12 months from closing, once all the mutual synergies have been executed. Ebix has a proven track record of successfully integrating acquired products, services and companies in a highly disciplined and efficient manner, with resulting cash flow and earnings per share being key endpoint metrics and generating significant shareholder value.

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Creation of India’s Largest Financial and Travel EbixCash Exchange. Ebix intends to make Yatra an integral part of the EbixCash financial and travel exchange portfolio, while targeting an EbixCash IPO in the second quarter of 2020. The synergies and the cross-selling opportunities can create tremendous economic value for the shareholders, once the IPO is done.

About Yatra Online, Inc. and Yatra Online Pvt. Ltd.
Yatra Online, Inc. is the parent company of Yatra Online Pvt. Ltd. which is based in Gurugram, India and is India's leading Corporate Travel services provider with over 800 Corporate customers and one of India's leading online travel companies and operates the website Yatra.com. The company provides information, pricing, availability, and booking facility for domestic and international air travel, domestic and international hotel bookings, holiday packages, buses, trains, in city activities, inter-city and point-to-point cabs, homestays and cruises. As a leading platform of accommodation options, Yatra provides real-time bookings for more

Exhibit 99.1

than 100,000 hotels in India and over 1,000,000 hotels around the world. Launched in August 2006, Yatra was ranked the Most Trusted E-Commerce Travel Brand in India in the Economic Times Brand Equity Survey 2016 for the second successive year, and has won the National Tourism Award for 'Best Domestic Tour Operator (Rest of India)' at the India Tourism Awards held in September 2017 for the third time in a row.

About Ebix, Inc.
With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year. EbixCash’s technology services Division has emerged as a leader in the areas of lending technology, asset & wealth management technology, travel technology in India; besides having grown its international expanse to Europe, Middle East, Africa and ASEAN countries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com.

Additional Information and Where to Find It

In connection with the proposed transaction between Yatra and Ebix, Ebix will file a registration statement on Form S-4, and Yatra will file a Report of Foreign Private Issuer on Form 6-K which will contain a proxy statement/prospectus concerning the proposed merger, with the SEC. The proxy statement/prospectus and form of proxy card will be provided to Yatra’s shareholders. Yatra and Ebix will also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, YATRA’S INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement/prospectus and S-4 (when they become available) and other documents filed by Yatra and Ebix with the SEC at the SEC’s website at http://www.sec.gov. In addition, free copies of the proxy statement/prospectus (when available) and Yatra’s other SEC filings are also available on Yatra’s website at www.yatra.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed merger or otherwise, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

Participants in the Solicitation

Yatra, Ebix and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding Yatra’s officers and directors is included in the Annual Report on Form 20-F filed with the SEC on July 31, 2019 and amended on August 5, 2019. This document is available free of charge at the SEC’s website at www.sec.gov or by accessing Yatra’s Investor

Exhibit 99.1

Relations page at investors.yatra.com. Information regarding Ebix’s officers and directors is included in Ebix’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 19, 2019 with respect to its 2019 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or at Ebix’s Investors Home page at www.ebix.com/investorhome.

Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Yatra’s shareholders generally, will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Report of Foreign Private Issuer on Form 6-K that relate to future results and events may constitute “forward-looking statements” within the meaning of safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of Yatra and Ebix. These forward-looking statements may include but are not limited to statements about the expected completion of the merger and the timing thereof and the satisfaction or waiver of any conditions to the consummation of the merger as there can be no assurances that the merger will be consummated. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “project,” “seek,” “seem,” “should” and similar expressions. Such statements include, among other things, management’s beliefs, estimates and projections, as well as our strategic and operational plans. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of Yatra and Ebix generally, including those set forth in Yatra’s most recent Annual Report on Form 20-F, especially in the “Risk Factors” and “Operating and Financial Review and Prospects” sections therein, and in its subsequent Reports on Form 6-K, and those set forth in Ebix’s most recent most recent Annual Report on Form 10-K, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections therein, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements contained herein speak only as of the date hereof, and Yatra and Ebix undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

EBIX CONTACT:

Vandana Pathak
vandana@p4c.in or 9920215589

Darren Joseph or Gautam Sharma
678-281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com
YATRA CONTACT:
Manish Hemrajani
Yatra Online, Inc.
VP, Corporate Development and Investor Relations
ir@yatra.com